Exhibit 21

SUBSIDIARIES OF THE REGISTRANT*

	Jurisdiction of Organization	Name Under Which Doing Business
138197 Canada Ltd.	Federally Chartered
Aanderaa Data Instruments AS	Norway
Aanderaa Data Instruments Espana S.L.	Spain
Aanderaa Data Instruments Inc.	Massachusetts
AC Custom Pumps Division	N/A
Anadolu Flygt Pompa Pazarlama Ve Ticaret AS	Turkey
Arrow Rental Limited	Ireland
ASE AS	Norway
Bell & Gossett Division	N/A
Bellingham & Stanley Ltd.	England & Wales
Bellingham & Stanley, Inc.	Georgia
Bombas Flygt de Venezuela	Venezuela
Brightbanner Limited	England & Wales
BS Pumps Limited	Northern Ireland
Clean Drains Limited	United Kingdom
Cleghorn Wareing & Co. (Pumps) Ltd.	United Kingdom
CMS Research Corporation	Alabama
Comet Pump & Engineering Limited	United Kingdom
Design Analysis Associates, Inc.	Utah
Ebro Electronic GmbH	Ingolstadt
Electronics Headquarters Division	N/A
Evolutionary Concepts, Inc.	California
Faradyne Motors (Suzhou) Co. Ltd.	China
Faradyne Motors LLC	Delaware
Flojet Division	N/A
Flow Control Division	N/A
Flow Control LLC	Delaware
Flowtronex PSI, LLC	Nevada
Fluid Handling, LLC	Delaware
Flygt (Hong Kong) Limited	Hong Kong
Flygt AS	Norway
Flygt Lowara Italia Srl	Italy
FTC Headquarter Division	N/A
Global Water Instrumentation, Inc.	California
Godwin Holdings Ltd.	England & Wales
Goulds Water Technology Philippines, Inc	Philippines
Grindex AB	Sweden
Grindex Pumps Division	N/A
Grindex Pumps LLC	Delaware
Heartland Pump Rental and Sales, Inc.	Illinois
Jabsco Costa Mesa Division	N/A

*Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Xylem Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report

	Jurisdiction of Organization	Name Under Which Doing Business
Jabsco GmbH	Germany
Jabsco Marine Italia s.r.l.	Italy
Jabsco S. de R.L. De C.V.	Mexico
Laing Futstechnika Korltolt Felelossgu Trsasg (LFK)	Hungary
Lowara Nederlands BV	Netherlands	Lowara
Lowara s.r.l.	Italy	Lowara
Lowara UK Limited	United Kingdom	Lowara
Lowara Vogel Polska SP ZOO	Poland
Marlow Division	N/A
McDonnell & Miller Division	N/A
MJK Automation A/S	Denmark
MJK Automation AS	Norway
MJK Automation B. V.	Netherlands
MJK North America, Inc.	Illinois
NHK Jabsco Co, Ltd.	Japan
Nova Analytics Europe LLC	Delaware
O.I. Corporation	Oklahoma
PCI Membrane Systems, Inc.	Delaware
Pension Trustee Management Ltd	England & Wales
PIMS Environmental Services (Holdings) Limited	United Kingdom
PIMS Environmental Services Limited	United Kingdom
PIMS Group Limited	United Kingdom
PIMS Pumps Limited	United Kingdom
PIMS (Services) Holdings Limited	United Kingdom
PIMS (Services) Limited	United Kingdom
Portacel Inc.	Pennsylvania
Rule Division	N/A
Sanitaire Division	N/A
Scibase, Inc.	Ohio
Secomam S.A.S.	Pontoise
Sensortechnik Meinsberg GmbH	Leipzig
SI Analytics GmbH	Mainz
SRP Acquisition Corp.	Delaware
Standard Division	N/A
TEC Electrical Componets	United Kingdom
Texas Turbine LLC	Delaware	Xylem Texas Turbine LLC
Totton Holdings Limited	England & Wales
Totton Pumps Limited	England & Wales
Water Asset Management, Inc.	Delaware
Water Process Limited	United Kingdom
Water Company Ltd	England & Wales
Wedeco Limited	United Kingdom
Wissenschaftich Technische Werkstaetten GmbH	Munich
WTW Measurement Systems Inc.	Delaware
Xylem (China) Company Limited	China

*Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Xylem Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report

	Jurisdiction of Organization	Name Under Which Doing Business
Xylem (Hong Kong) Limited	Hong Kong
Xylem (Nanjing) Co., Ltd	China
Xylem (Wuxi) Flow Control Equipment Co., Ltd.	China
Xylem Analytics Germany GmbH	Munich
Xylem Analytics LLC	Delaware
Xylem Analytics UK LTD	England
Xylem Brasil Soluções para Água Ltda	Brazil
Xylem Canada Company	Nova Scotia
Xylem Delaware, Inc.	Delaware
Xylem Denmark Holdings ApS	Denmark
Xylem Dewatering Canada Ltd	Federally Chartered
Xylem Dewatering Solutions UK Ltd	England & Wales
Xylem Dewatering Solutions, Inc.	New Jersey	Godwin Pumps of America
Xylem Europe GmbH	Switzerland
Xylem Financing S.àr.l.	Luxembourg
Xylem Flow Control Limited	England & Wales
Xylem Germany GmbH	Frankfurt am Main
Xylem Global Sarl	Luxembourg
Xylem Holdings S.a.r.l.	Luxembourg
Xylem Inc.	Indiana
Xylem Industriebeteiligungen GmbH	Stuttgart
Xylem Industries S.a.r.l.	Luxembourg
Xylem International S.a.r.l.	Luxembourg
Xylem IP Holdings LLC	Delaware
XYLEM JABSCO LIMITED	United Kingdom
Xylem Luxembourg S.a r.l.	Luxembourg
Xylem Management GmbH	Germany
Xylem PCI Membranes Polska S.P. Z.O.O.	Poland
Xylem Water Solutions Portugal Unipessoal Lda.	Portugal
Xylem Russia LLC	Russia
Xylem Sanitaire Limited	United Kingdom
Xylem Water Holdings Limited	United Kingdom
Xylem Water Limited	England & Wales
Xylem Water Services Limited	United Kingdom
Xylem Water Solutions (Hong Kong) Limited	Hong Kong
Xylem Water Solutions Argentina S.A.	Argentina
Xylem Water Solutions Australia Limited	New South Wales
Xylem Water Solutions Austria GmbH	Austria
Xylem Water Solutions Belgium BVBA	Belgium
Xylem Water Solutions Chile S.A.	Chile
Xylem Water Solutions Colombia Ltd	Colombia
Xylem Water Solutions Denmark ApS	Denmark
Xylem Water Solutions Deutschland GmbH	Germany	Flygt
Xylem Water Solutions España, S.A.	Spain
Xylem Water Solutions Florida LLC	Delaware

*Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Xylem Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report

	Jurisdiction of Organization	Name Under Which Doing Business
Xylem Water Solutions France SAS	France
Xylem Water Solutions Global Services AB	Sweden
Xylem Water Solutions Herford GmbH	Germany
Xylem Water Solutions Holdings France SAS	France
Xylem Water Solutions India Private Limited	India
Xylem Water Solutions Indiana LLC	Delaware
Xylem Water Solutions Ireland Ltd.	Ireland
Xylem Water Solutions Italia S.R.L	Italy	Flygt
Xylem Water Solutions Korea Co., Ltd.	Korea
Xylem Water Solutions Lietuva, UAB	Lithuania
Xylem Water Solutions Magyarorszag KFT.	Hungary
Xylem Water Solutions Malaysia SDN. BHD.	Malaysia
Xylem Water Solutions Manufacturing AB	Sweden
Xylem Water Solutions Metz SAS	France
Xylem Water Solutions Mexico S.de R.L. de C.V.	Mexico
Xylem Water Solutions Middle East Region FZCO	Dubai
Xylem Water Solutions Nederland BV	Netherlands	Flygt
Xylem Water Solutions New Zealand Limited	New Zealand
Xylem Water Solutions Norge AS	Norway
Xylem Water Solutions Panama s.r.l.	Panama
Xylem Water Solutions Peru S.A.	Peru
Xylem Water Solutions Polska Sp.z.o.o.	Poland
Xylem Water Solutions Rugby Limited	United Kingdom
Xylem Water Solutions Schwiez GmbH	Switzerland
Xylem Water Solutions Singapore PTE Ltd.	Singapore
Xylem Water Solutions South Africa (Pty) Ltd.	South Africa
Xylem Water Solutions South Africa Holdings LLC	Delaware
Xylem Water Solutions Suomi Oy	Finland
Xylem Water Solutions U.S.A., Inc.	Delaware
Xylem Water Solutions UK Holdings Limited	United Kingdom
Xylem Water Solutions UK Limited	United Kingdom
Xylem Water Solutions Zelienople LLC	Delaware
Xylem Water Solutions(Shenyang) CO., Ltd.	China
Xylem Water Systems (California), Inc.	California
Xylem Water Systems Australia PTY ltd.	New South Wales
Xylem Water Systems Deutschland GmbH	Germany	Lowara
Xylem Water Systems Hungary KFT	Hungary
Xylem Water Systems International, Inc.	Delaware
Xylem Water Systems Japan Corporation	Japan
Xylem Water Systems Mexico S. DE R.L. DE C.V.	Mexico
Xylem Water Systems Philippines Holding, Inc.	Delaware
Xylem Water Systems Texas Holdings LLC	Delaware
Xylem Water Systems U.S.A., LLC	Delaware	Water Solutions U.S.A., Inc.
Yellow Springs Instrument LTD	Japan
YSI (Beijing) Co., Ltd.	China

*Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Xylem Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report

	Jurisdiction of Organization	Name Under Which Doing Business
YSI (China) Limited	Hong Kong
YSI (Hong Kong) Ltd.	Hong Kong
YSI (UK) Limited	England
YSI Australia Pty Ltd.	Australia
YSI Environmental Limited	England
YSI Environmental South Asia Private Ltd.	India
YSI Incorporated	Ohio
YSI Instrumentos E Servicos Ambientais Ltda.	Brazil
YSI International, Inc.	Ohio
YSI Nanotech Limited	Japan
YSI Sensors LLC	Ohio
YSI Trading (Shanghai) Company, Ltd.	China

*Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Xylem Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report